UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(Address of Principal Executive Offices)

(856) 848-2116

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Placement Agency Agreement

On March 30, 2017, Akers Biosciences, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Joseph Gunnar & Co., LLC (“Joseph Gunnar”), pursuant to which Joseph Gunnar was to act as placement agent in connection with the private placement (the “Offering”) of the Company’s common stock (“Common Stock”) and warrants (the “Purchaser Warrants”) to purchase Common Stock. The term of the Agreement was from March 30, 2017 until the completion of the Offering. As described below, the Offering was completed on March 30, 2017. Pursuant to the Placement Agency Agreement, Joseph Gunnar received compensation of (i) a cash fee equal to 7% of the gross proceeds of the Offering received by the Company; (ii) 72,420 warrants to purchase Common Stock (the “Placement Agent Warrants”); and (iii) reimbursement for actual expenses of $50,000. The Placement Agent Warrants have a strike price of $1.96, and are exercisable from September 30, 2017 through January 9, 2022.

Securities Purchase Agreement and Registration Rights Agreement

In connection with the Offering, on March 30, 2017, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with four purchasers (the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Purchasers purchased an aggregate of $2,027,760 of Common Stock and Purchaser Warrants (the “SPA Securities”) at a price of $1.40 per share of Common Stock and Purchaser Warrants to purchase up to fifty percent of the Common Stock sold in the Offering. The Purchaser Warrants have a strike price of $1.96, and are exercisable from September 30, 2017 through March 30, 2022. The Securities Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Additionally, the Purchasers may participate in a subsequent offering of the Company’s securities in an aggregate amount of up to 35% of the subsequent offering.

In connection with the Securities Purchase Agreement, on March 30, 2017, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registrations Rights Agreement, the Company shall file with the Securities and Exchange Commission (the “SEC”) a Registration Statement (the “Registration Statement”) covering the resale of all the SPA Securities. The Company must use its best efforts to cause the Registration Statement to be declared effective by the SEC by April 19, 2017 (or in the event of a full review by the SEC, by May 19, 2017). The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The foregoing description of the terms of the Placement Agency Agreement, Securities Purchase Agreement, Registration Rights Agreement, Purchaser Warrants, and Placement Agent Warrants does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as, respectively, Exhibits 10.1, 10.2, 10.3, 4.1, and 4.2 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the securities whose information is set forth in this Item 3.02 and Item 1.01 of this Current Report on Form 8-K were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company complied with Regulation D (Rule 506(b)).

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Exhibit

4.1	Form of Purchaser Warrant.

4.2	Form of Placement Agent Warrant.

10.1	Form of Placement Agency Agreement, dated March 30, 2017, by and between Akers Biosciences, Inc. and Joseph Gunnar and Co., LLC.

10.2	Form of Securities Purchase Agreement, dated March 30, 2017, by and between Akers Biosciences, Inc. and various purchasers.

10.3	Form Registration Rights Agreement, dated March 30, 2017, by and between Akers Biosciences, Inc. and various purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: April 5, 2017	By:	/s/ John J. Gormally
John J. Gormally
Chief Executive Officer